Stacey Dwyer, EVP
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200
October 11, 2005

D.R. HORTON, INC., AMERICA’S BUILDER, MAKES HOMEBUILDING HISTORY AND REPORTS A 33% INCREASE IN FOURTH QUARTER NET SALES ORDERS TO $3.8 BILLION

FORT WORTH, TEXAS - D.R. Horton, Inc., America’s Builder, (NYSE:DHI) Tuesday (October 11, 2005) reported that organic net sales orders for the quarter ended September 30, 2005 increased 33% to a fourth-quarter record $3.8 billion (13,950 homes), compared to $2.8 billion (11,105 homes) for the same quarter of fiscal year 2004. Organic net sales orders for fiscal year 2005 increased 28% to a record $14.6 billion (53,232 homes), compared to $11.4 billion (45,263 homes) for fiscal year 2004.

Donald R. Horton, Chairman of the Board, said, “For the first time in history, a homebuilder has sold more than 53,000 homes and closed more than 50,000 homes in the United States in a fiscal year. We are extremely pleased that all of our regions recorded double-digit increases in both sales dollars and units for the quarter. The excellent sales results in our fourth quarter, combined with our record year-end backlog, position the Company for a strong start to another record year in fiscal 2006.”

D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, delivering more than 50,000 homes in its fiscal year ended September 30, 2005. Founded in 1978 in Fort Worth, Texas, D.R. Horton has expanded its presence to include 71 markets in 23 states in the Midwest, Mid-Atlantic, Southeast, Southwest and West regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $80,000 to over $900,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statement in this release relates to our fourth quarter sales and record sales backlog positioning the Company for a strong start to another record year in fiscal year 2006. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: changes in general economic, real estate and business conditions; changes in interest rates and the availability of mortgage financing; warranty and product liability claims; our substantial debt; governmental regulations and environmental matters; competitive conditions within the industry; the availability of capital to the Company on favorable terms; and the Company’s ability to integrate acquisitions and successfully effect the cost savings, operating efficiencies and revenue enhancements that are believed available and otherwise to successfully effect its other growth strategies. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and most recent quarterly reports on Form 10-Q, which are filed with the Securities and Exchange Commission.

WEBSITE ADDRESS: www.DRHORTON.com

D.R. HORTON, INC.
($’s in millions)
NET SALES ORDERS

	Three months ended September 30,
	2004		2005
	Units	Dollars	Units	Dollars
Mid-Atlantic	1,136	$269.1	1,319	$338.0
Midwest	644	172.0	835	217.7
Southeast	1,631	365.0	2,102	550.5
Southwest	4,469	786.6	5,992	1,220.7
West	3,225	1,229.7	3,702	1,427.3

	11,105	$2,822.4	13,950	$3,754.2

	Year ended September 30,
	2004		2005
	Units	Dollars	Units	Dollars
Mid-Atlantic	4,032	$1,009.7	5,072	$1,342.7
Midwest	2,261	634.5	3,093	821.5
Southeast	6,301	1,375.8	8,181	2,036.3
Southwest	18,146	3,086.7	21,375	4,227.8
West	14,523	5,299.5	15,511	6,215.1

	45,263	$11,406.2	53,232	$14,643.4